Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-09305, 333-53746, 333-89707, 333-104788, 333-116660, 333-135596, 333-166287, and 333-166544 on Form S-8 of our reports dated March 16, 2011 relating to the financial statements of Pegasystems Inc. and the effectiveness of Pegasystems Inc.’s internal control over financial reporting, appearing in this Annual Report on Form 10-K of Pegasystems Inc. for the year ended December 31, 2010.

/s/ DELOITTE & TOUCHE LLP

Boston, Massachusetts

March 16, 2011